Contact: Jeffrey Chaskin, President
         Ursus Telecom Corporation
         Tel:  954-846-7887
         jchaskin@ursustel.net


         Investor/Broker Relations
         Michael Irving
         Continental Capital & Equity Corporation
         Tel: 407.682.2001, or via the web site
         www.insidewallstreet.com

URSUS TELECOM SIGNS $30 MILLION GLOBAL NETWORK SERVICE
      AGREEMENT WITH GLOBAL CROSSING USA INC.

Sunrise, Florida -(BUSINESSWIRE) - August 19, 1999 - Ursus Telecom Corporation (NASDAQ/ NMS: UTCC) announced today the signing of a Global Network Service Agreement with Global Crossing USA Inc., a subsidiary of Global Crossing, Ltd. whereby Ursus will purchase a minimum of $30 Million of capacity in the network over a prescribed period of time.

"This provides the underlying bandwidth capacity Ursus will need to expand its network for the next several years," stated Jeffrey R. Chaskin, President of Ursus, "allowing us to deploy our core strategies for IP-based calling, faxing and unified messaging, as well as Internet transmission and traditional telephony. Without bandwidth, no next generation telephone company can realistically expect to fulfill its promise to expand on a global basis."

Under the terms and conditions of the Agreement, Ursus will also have necessary flexibility to deploy this capacity from any point to any point in the Global Crossing system, which includes:

          *  Atlantic Crossing - connecting the USA and Europe;
          *  Pan European Crossing - connecting major European cities;
          *  Mid-Atlantic Crossing - connecting the USA and the Caribbean;
          * South American Crossing - connecting major cities in South America and the Caribbean;
          * Pan American Crossing - connecting the USA, Mexico, Central and South America and the Caribbean;
          *  Pacific Crossing - connecting the USA and Asia;
          *  Global Access Limited - connecting major cities in Japan; and
          *  US Crossing - connecting major cities in the USA.

Continuing, Chaskin added, "When deployed, we believe the ring around South America will be unique with Global Crossing providing what may be the only robust access to cities around that continent for years to come. Together with the Atlantic, Pacific and Pan-European Global Crossing systems, we will become a facility-based carrier on a global scale and no longer depend upon other service providers to expand our reach and penetration."

ABOUT URSUS TELECOM
Ursus Telecom Corporation is a global facilities-based telecommunications company that provides international services, including long distance, direct-dial, value-added and Internet-based services to more than 100,000 customers -- individuals, businesses and carriers -- worldwide. The Company operates directly and through a network of agents on five continents and over 45 countries that account for more than 80% of the World's International traffic. Ursus Telecom operates switching facilities and points of presence in Sunrise Florida, Frankfurt, Lima, Buenos Aires, Johannesburg and Tokyo. Ursus Telecom is the source of theSTREAM.com.

- more -

Together with theSTREAM.com as the Company's global marketing and provisioning mechanism, Ursus believes it is well positioned to prosper in the next generation of services which combine the Internet, telephony, fax, data and video services into a single broadband platform offering a rich multi-media experience to its customers throughout the world.

Statements in this news release that relate to future plans, financial results or projections, events or expected performance in future periods are forward-looking statements and fall within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While management wishes to provide readers with reasonable opinions and viewpoints with respect to the Company's progress, marketplace acceptance, business opportunities, and fiscal performance, such statements, opinions and viewpoints are forward-looking and involve risks and uncertainties, including risks of changing conditions in the overall economy, the capital markets, the computer and telecommunications industries, as well as risks of changing consumer demand and the success of the Company's business strategies and other factors detailed in the Company's annual and other reports filed with the Securities and Exchange Commission.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Ursus Telecom Corporation
Jeffrey Chaskin, President
Tel:  954-846-7887
jchaskin@ursustel.net

Investor/Broker Relations
Continental Capital & Equity Corporation
Michael Irving
Tel:  407-682-2001, or via the web site
www.insidewallstreet.com